Exhibit 10.31

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

BINDING MEMORANDUM OF UNDERSTANDING FOR AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Binding Memorandum of Understanding for Amendment to Exclusive License Agreement (this “Binding 2025 MOU”) is entered into as of October 14, 2025 (the “2025 MOU Effective Date”) by and between Scynexis, Inc. (“Scynexis”) and GlaxoSmithKline Intellectual Property (No.3) Limited (“GSK”). Scynexis and GSK may be each referred to herein individually as a “Party” and collectively as the “Parties”.

Scynexis and GSK are parties to that certain Exclusive License Agreement dated as of March 30, 2023 (the “Original License Agreement”) and Scynexis and GlaxoSmithKline Trading Services Limited (which is an affiliate of GSK) are parties to that certain Transitional Manufacturing and Supply Agreement, dated as of April 5, 2023, as amended by that certain Amendment to the Transitional Manufacturing and Supply Agreement dated as of May 25, 2023 (the “TMSA”), in each case of the Original License Agreement and the TMSA, as amended by that certain Binding Memorandum of Understanding for Amendment to Exclusive License Agreement and Transitional Manufacturing and Supply Agreement dated December 22, 2023 (the “Binding 2023 MOU” and, collectively with the Original License Agreement, the “Exclusive License Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Exclusive License Agreement.

The Parties hereby agree that this Binding 2025 MOU shall be binding upon the Parties as of the 2025 MOU Effective Date and may only be superseded by a definitive amendment executed by the Parties that reflects additional detail with respect to the terms and conditions set forth herein, as well as any other terms and conditions as the Parties may mutually agree (a “Definitive Amendment”). The Parties acknowledge that any Definitive Amendment that the Parties may reach regarding the matters set forth in this Binding 2025 MOU will be subject to the review and approval by each Party’s management and, as required, its Board of Directors, and the negotiation, execution and delivery of such written Definitive Amendment regarding the amendments contemplated herein. For the avoidance of doubt, if the Parties elect not to enter into any Definitive Amendment or are otherwise unable to reach agreement on any such Definitive Amendment, this Binding 2025 MOU will continue to be fully binding and enforceable by the Parties, amending the Exclusive License Agreement as set forth herein.

In connection with the foregoing, the Parties hereby agree as follows:

TERMINATION OF THE MARIO STUDY
Acknowledgement of Termination of the MARIO Study

Scynexis and GSK hereby acknowledge, agree and confirm that, notwithstanding anything to the contrary in the Exclusive License Agreement (including Section 4.1(a)(i) of the Exclusive License Agreement), as of the 2025 MOU Effective Date, (a) Scynexis shall proceed with promptly terminating the MARIO Study and (b) except as expressly set forth in this Binding 2025 MOU (including as necessary for Scynexis to conduct the Wind-Down Activities (defined below)) or to comply with its obligation to grant rights of reference to its other licensees in the Excluded Territory in accordance with Section 5.3 of the Exclusive License Agreement, any and all rights and obligations of the Parties solely relating to the MARIO Study set forth in the Exclusive License Agreement or the TMSA, including any right of Scynexis or its Affiliates to continue conducting the MARIO Study and any payment obligations of GSK to the extent relating to the MARIO Study, are hereby terminated.

Wind-Down of the MARIO Study

In furtherance of the termination of the MARIO Study as set forth above, Scynexis shall (or shall cause its Affiliates to) conduct the MARIO Study wind-down and the transfer activities for IND #107521, IND # 120869 and VVC NDA set forth in Attachment 1 attached hereto (the “Wind-Down & Transfer Activities”) (a) promptly following the 2025 MOU Effective Date (and in any event within the timelines set forth in Attachment 1) and (b) in compliance with all applicable Laws.

FINANCIAL TERMS

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MARIO Study Termination Payment and Wind-Down Payment

In consideration of the termination of the MARIO Study, GSK shall pay to Scynexis a one-time, non-refundable and non-creditable payment of Twenty-Two Million Dollars ($22,000,000) (the “MARIO Study Termination Payment”). Such MARIO Study Termination Payment represents full and final satisfaction of all Development Milestone Payments that remain unpaid as of the 2025 MOU Effective Date.

In consideration of Scynexis’ and its Affiliates’ conduct of the Wind-Down & Transfer Activities, GSK shall pay to Scynexis a one-time, non-refundable (except as set forth below regarding a possible adjustment to the Transfer Costs (defined below)) and non-creditable payment equal to ([***]) (the “Wind-Down & Transfer Payment”) which is comprised of:

(i)
Two Million, Three Hundred and Forty-Nine Thousand US Dollars ($2,349,000) as the full and final payment for such activities associated with the wind-down and close-out of the MARIO Study; and
(ii)
[***] as payment for such activities associated with the transfer of VVC NDA (defined below), IND #107521 and IND # 120869 from Scynexis to GSK (the “Transfer Costs”).

The MARIO Study Termination Payment and the Wind-Down & Transfer Payment shall each be paid by GSK to Scynexis within [***] following GSK’s receipt of a Valid Invoice (in accordance with Schedule 6.7 of the Exclusive License Agreement) on or after the 2025 MOU Effective Date.

Except for the MARIO Study Termination Payment and the Wind-Down & Transfer Payment (as the Transfer Costs may be adjusted per below) no other fees shall be due or payable by GSK to Scynexis in consideration for the termination of the MARIO Study or cessation of the conduct thereof. The Parties hereby acknowledge that, as of the 2025 MOU Effective Date, the Wind-Down & Transfer Activities with respect to the transfer of the VVC NDA, IND #107521 and IND # 120869 from Scynexis to GSK represent their good faith estimate of the scope and cost of such activities. In the event either of the Parties determine additional (or fewer) transfer activities are required, the Parties shall in good faith agree on the revised scope of such activities and the associated additional cost payable to Scynexis (or refund to GSK of the applicable portion of the Transfer Costs) in accordance with estimate, acceptance and payment framework set forth in Section 5.2 of the Exclusive License Agreement.

For the avoidance of doubt, Section 6.7(a) and Section 6.7(c) of the Exclusive License Agreement shall apply to the MARIO Study Termination Payment and the Wind-Down & Transfer Payment.

Development Milestone Payments

Scynexis acknowledges and agrees that, notwithstanding anything to the contrary in the Exclusive License Agreement, TMSA or this Binding 2025 MOU, in no event shall GSK or any of its Affiliates have any obligation from or after the 2025 MOU Effective Date to pay to Scynexis any Development Milestone Payments for any Development Milestone Events relating to the MARIO Study.

AMENDMENTS TO DEVELOPMENT AND REGULATORY TERMS[1]
Diligence Obligations

Section 4.6 of the Exclusive License Agreement is hereby deleted in its entirety and replaced with the following:

Scynexis hereby acknowledges and agrees that GSK continues to pursue the Relaunch (as defined in the Binding 2023 MOU) of Brexafemme in the United States and, as of the 2025

MOU Effective Date, anticipates being able to engage with the applicable Regulatory Authorities regarding such Relaunch later in 2026 [***] (it being understood that such [***] are GSK’s current confidential [***] and are subject to change and are not to be relied on in any way whatsoever as a binding or definitive [***]). In furtherance of the foregoing, commencing on the 2025 MOU Effective Date, GSK shall, [***], use Commercially Reasonable Efforts to pursue the Relaunch of Brexafemme in the United States. GSK shall use Commercially Reasonable Efforts (a) to establish Manufacturing capabilities for ibrexafungerp, whether on its own or through one or more Affiliates or CMOs, and (b) following such establishment, to improve the Manufacturing process for ibrexafungerp. GSK shall have the exclusive right to determine, in its sole discretion, the manufacturing and launch strategy for the Products, subject to its exercise of Commercially Reasonable Efforts. Activities conducted by GSK’s Affiliates or any of their respective Sublicensees and subcontractors will be considered as GSK’s activities under this Agreement for purposes of determining whether GSK has complied with its obligation to use Commercially Reasonable Efforts.

Development Plan and Commercialization Transition Plan

The Parties acknowledge and agree that, as of the 2025 MOU Effective Date, the Development Plan is hereby amended to (a) remove all existing references to the MARIO Study and (b) incorporate the provisions of Attachment 1 regarding the Wind-Down & Transfer Activities. Within [***] following the 2025 MOU Effective Date, the Parties will in good faith amend the Commercialization Transition Plan as necessary to incorporate and give effect to the transfer to GSK by Scynexis of the VVC NDA (defined below), IND #107521 and IND # 120869, and associated assistance, in accordance with this Binding 2025 MOU.

VVC New Drug Application Transfer

Notwithstanding anything to the contrary in the Exclusive License Agreement (including Section 5.2 of the Exclusive License Agreement) and pursuant to the Wind-Down & Transfer Activities , (a) Scynexis (i) hereby irrevocably assigns and shall cause its Affiliates to irrevocably assign to GSK, effective as of November 11, 2025 (the “Transfer Date”), all of its rights, title and interests in and to the VVC New Drug Application 214900 (the “VVC NDA”), and (ii) shall promptly following the Transfer Date, in a form prescribed by GSK, provide GSK with a copy of the VVC NDA, (b) upon GSK’s request, Scynexis shall provide the requested pre-clinical, clinical and CMC data and other Regulatory Documents related to the VVC NDA, including any other filings or communications made to or with any Regulatory Authority in the GSK Territory, in each case, that are held in the name of, or Controlled by, Scynexis or any of its Affiliates and have not been previously provided to GSK by or on behalf of Scynexis, and (c) Scynexis shall take all steps necessary to transfer ownership of the VVC NDA contemplated herein, including submitting to the FDA a letter or other necessary documentation (with a copy to GSK) notifying the FDA of the transfer of such ownership of the VVC NDA and requesting that GSK be named the holder of the VVC NDA for the applicable Compound or Product in the GSK Territory, and shall reasonably cooperate with GSK therewith. GSK shall take all steps necessary to accept the transfer of ownership of the VVC NDA pursuant to the provisions of the Wind-Down & Transfer Activities.

Regulatory Submissions

In accordance with Section 5.5 of the Exclusive License Agreement, Scynexis shall (and shall cause its Affiliates to) support GSK and its Affiliates, as may be reasonably necessary, in connection with obtaining Regulatory Approvals for Products in VVC in the GSK Territory and otherwise cooperate with GSK as set forth therein.

Transfer of IND #107521 and IND #120869

Notwithstanding anything to the contrary in the Exclusive License Agreement (including Section 5.2 of the Exclusive License Agreement) and pursuant to the Wind-Down & Transfer Activities, Scynexis hereby irrevocably assigns and shall cause its Affiliates to irrevocably assign to GSK, effective as of [***], all of its rights, title and interests in and to IND #107521 and IND # 120869. GSK shall take all steps necessary to accept the transfer of ownership of IND #107521and IND # 120869 pursuant to the provisions of the Wind-Down & Transfer Activities.
Right of First Negotiation

The Parties acknowledge and agree that the definition of “ROFN Program” as set forth in Section 1.171 of the Exclusive License Agreement is hereby deleted in its entirety and replaced with the following:

“ROFN Program” means any compound or product, including any back-up compound, analog, improvement or other modification with respect to any Compound, (a) [***], (b) that is derived from Enfumafungin, including SCY-247, and (c) has an approved indication for, or is being developed for, the treatment or prophylaxis of VVC or rVVC.

MISCELLANEOUS
Mutual Release of Claims

Each Party, on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “Releasing Party”), hereby irrevocably releases, acquits and forever discharges the other Party and its Affiliates and its and their respective past and present members, directors, officers, employees, controlling Persons, representatives, agents, successors and assigns (collectively, the “Released Parties”) from any and all actions, damages and other forms of claims or compensation, whether in law, equity or otherwise, known or unknown, suspected or unsuspected, fixed or contingent, in each case arising out of, resulting from or otherwise relating to: (a) GSK’s diligence obligations in the Exclusive License Agreement with respect to the IC Indication; and (b) the decision to terminate the MARIO Study, including (i) GSK’s payment obligations with respect to the MARIO Study (other than the MARIO Study Termination Payment and Wind-Down Payment contemplated by this 2025 Binding MOU) and (ii) the claims and allegations that were made or could have been made in those certain letters dated [***], [***] and [***] from Scynexis to GSK (the “Released Claims”).

Each Party (in its capacity as a Releasing Party) shall not, and shall cause each other Releasing Party not to, institute or maintain any action against any Released Party asserting any Released Claim or that the release set forth herein is invalid or ineffective with respect to any Released Claim, and the Releasing Party shall indemnify and hold harmless the Released Parties against any such actions or assertion by or for the benefit of any such Releasing Party (including for any expenses incurred by any Released Party in connection with any such actions or assertion). It is the Releasing Party’s intention that such release be effective as a bar to each and every Released Claim hereinabove specified. In furtherance of this intention, the Releasing Party hereby expressly waives (on behalf of itself and its other Releasing Parties) any and all rights and benefits conferred upon itself or any other Releasing Party by the provisions of any applicable Law with respect to any of the Released Claims and expressly consents to this release being given full force and effect according to each and all of its express terms and provisions. Each of the Released Parties is an intended third-party beneficiary of the release set forth herein and shall be entitled to rely upon and enforce such release as if such Released Party, as applicable, had been included as a party to this Binding 2025 MOU.

Each Party (in its capacity as a Releasing Party) hereby (a) acknowledges (on behalf of itself and each other Releasing Party) that it has been, or has had the opportunity to be, fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California and any similar provisions of Law of any other jurisdiction and (b) expressly waives (on behalf of itself and each other Releasing Party) any rights or benefits under Section 1542 of the Civil Code of the State of California and any similar provisions of Law of any other jurisdiction. Section 1542 states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Public Disclosures

For the avoidance of doubt, the Parties acknowledge and agree that the terms of Section 8.5 of the Exclusive License Agreement shall apply to public disclosures of the transactions contemplated by this Binding 2025 MOU; provided, however, within three (3) business days after the 2025 MOU Effective Date, Scynexis will issue the press release and Form 8K set forth in Attachment 2.

Effect of Binding 2025 MOU; Conflicts

Except as expressly amended in this Binding 2025 MOU, the Exclusive License Agreement shall remain in full force and effect in accordance with its terms. In the event of any express conflict or inconsistency between the Exclusive License Agreement and this Binding 2025 MOU, the terms and conditions of this Binding 2025 MOU shall control to the extent of such conflict or inconsistency. From and after the 2025 MOU Effective Date, each reference in the Exclusive License Agreement to “this Agreement,” “hereunder,” “hereof,” “hereto,” “herein,” and words of like import referring to the Exclusive License Agreement shall mean and be a reference to the Exclusive License Agreement as amended, as applicable, by this Binding 2025 MOU.

Non-Reliance

The representations and warranties by the Parties contained in the Exclusive License Agreement and in this Binding 2025 MOU constitute the sole and exclusive representations and warranties of each Party made in connection with entering into those agreements, and each Party understands, acknowledges, and agrees that it is not relying on any other representations or warranties in entering into those agreements.

Other Terms:

Article 13 and Sections 14.8 through 14.14, 14.16, 14.18 and 14.19 of the Exclusive License Agreement are hereby incorporated herein by reference and shall apply to this Binding 2025 MOU, mutatis mutandis.

IN WITNESS WHEREOF, the Parties have entered into this Binding 2025 MOU as of the 2025 MOU Effective Date.

Scynexis, Inc. /s/ David Angulo Name: David Angulo Title: Chief Executive Officer Date: October 13, 2025

GlaxoSmithKline Intellectual Property (No.3) Limited /s/ Demet Gurunlu Russ Name: Demet Gurunlu Russ Title: Director Date: October 14, 2025